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INDEPENDENT AUDITORS' CONSENT
________________________________________________________

The Board of Directors and Shareholders
IDS Managed Retirement Fund, Inc.:

The audits referred to in our report dated January 6, 1996 included the related supplementary financial statement data in Schedule III on pages___ of Part C of this Registration Statement. The supplementary financial statement data is the responsibility of Fund Management. Our responsibility is to express an opinion on this supplementary financial statement data based on our audit. In our opinion, such supplementary financial statement data, when considered with the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                   KPMG Peat Marwick LLP



Minneapolis, Minnesota
January  , 1996
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
                                                                                           SCHEDULE III
         IDS MANAGED RETIREMENT FUND, INC
INVESTMENTS IN AFFILIATES
(AS DEFINED IN SECTION 2 (a) OF THE INVESTMENT COMPANY ACT OF 1940)
YEAR ENDED NOVEMBER 31, 1995

COLUMN A                    COLUMN B                          COLUMN C                                 COLUMN DCOLUMN E
__________________________________________________________________________________________________________________

                                                              Amount of equity in
Name of issuer and          Number of shares held             net profit and loss                      Amount ofValue at
title of issuer             at close of year                  for the year                             dividend incomeNov. 30,
1995
__________________________________________________________________________________________________________________
Common stocks:

China North Ind Inv     18,500,000                               N/A                                      (a)$16,280,000

Republic Eng Steel               1,175,000                       N/A                                      (a)    6,315,625


Note:
(a)  Non-income producing.
/TABLE
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                                                                                                    SCHEDULE III (CONT'D)

IDS MANAGED RETIREMENT FUND, INC.
CHANGES IN INVESTMENTS IN AFFILIATES
FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1995

                                         Gross       Gross
                      Shares held      purchases     sales             Shares held         Market value         Amount of
Name of issuer       at beginning        and          and                 at close              at               dividend
and title of issuer   of year         additions   reductions              of year          Nov. 30, 1995          income
_______________________________________________________________________________________________________________
Common stock:
Sybron Chemicals       300,000           --          300,000             --                $   --                    (a)

China North Ind Inv      --           18,500,000         --            18,500,000           16,280,000               (a)

Republic Eng Steel       --            1,175,000         --             1,175,000            6,315,625               (a)
                     __________       __________   _________       __________              ___________          ___________
                       300,000        19,675,000     300,000           19,675,000          $16,280,000
                      =========       ==========   =========           ==========          ===========          ===========

Note:
(a)  Non-income producing.